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                                                                   EXHIBIT 23.3



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report as it relates to Gila River Cellular General Partnership (and to all references to our Firm) included in or made a part of this registration statement.

                                                            ARTHUR ANDERSEN LLP


Denver, Colorado
March 14, 1997